EXHIBIT 23.1

To Whom It May Concern:

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S- 4 and related Joint Proxy Statement/Prospectus of Classover Holdings, Inc. of our reports dated March 26, 2024, relating to our audits of the financial statements of Battery Future Acquisition Corp. for the year ended December 31, 2023.

We also consent to the references to us under the headings "Experts" in such Registration Statement.

Very truly yours,

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

December 13, 2024

179 N. Gibson Rd., Henderson, NV 89014 • 702.703.5979 • www.bushandassociatescpas.com